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                                                                  EXHIBIT (A)(4)


                          Offer to Purchase for Cash

                 All of the Outstanding Shares of Common Stock
                 (Including the Associated Rights to Purchase
                Series A Junior Participating Preferred Stock)

                                      of

                              WALBRO CORPORATION

                                      at

                               $20 Net Per Share

                                      by

                          TI AUTOMOTIVE SYSTEMS, INC.

                    an indirect wholly-owned subsidiary of
                                 TI GROUP PLC

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
          CITY TIME, ON JUNE 10, 1999, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

   Enclosed for your consideration is an Offer to Purchase, dated May 4, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by TI Automotive Systems, Inc., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of TI Group plc, a company organized under the laws of England and Wales ("Parent"), to purchase for cash all of the outstanding shares of common stock, par value $.50 per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights"), of Walbro Corporation, a Delaware corporation (the "Company") (the Common Stock and the Rights together are referred to herein as the "Shares"), on the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

   We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

   We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

   Your attention is directed to the following:

  1. The Offer price is $20 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer (the "Offer Price").

  2. The Offer is being made for all of the outstanding Shares.

  3. The Board of Directors of the Company has unanimously determined that each of the Merger Agreement (as defined below), the Offer and the Merger (as defined below) are fair to and in the best interests of the Company's stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby (including the Offer and the Merger) and unanimously recommends that the Company's stockholders accept the Offer, tender their shares to Purchaser and approve and adopt the Merger Agreement and the Merger.
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  4. The Offer is conditioned upon, among other things, (1) there being at least a majority of the outstanding shares of common stock on a fully diluted basis being validly tendered prior to the expiration of the Offer and not withdrawn, (2) any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, and any European antitrust laws applicable to the purchase of Shares pursuant to the Offer having expired or been terminated and (3) approval under any applicable European antitrust law having been obtained. Certain other conditions to consummation of the Offer are described in Section 15 of the Offer to Purchase.

  5. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on June 10, 1999, unless the Offer is extended by Purchaser (the "Expiration Date").

  6. The Offer is being made pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 27, 1999, as amended by the First Amendment thereto dated as of May 3, 1999, among the Company, Parent and Purchaser, pursuant to which, after the completion of the Offer, Purchaser will be merged with and into the Company and each issued and outstanding Share (other than Shares held in the Company's treasury or beneficially owned by Parent or Purchaser or Shares, if any, that are held by stockholders who properly exercise and perfect appraisal rights pursuant to Section 262 of the Delaware General Corporation Law) shall, by virtue of the Merger and without any action on the part of the Company, Parent, Purchaser or the holder thereof, be converted into the right to receive, without interest, the Offer Price (the "Merger"). As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of Parent. The Merger Agreement is more fully described in Section 12 of the Offer to Purchase.

  7. Any stock transfer taxes applicable to a sale of Shares to Purchaser will be borne by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

   If you wish to have us tender any of or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

   Payment for Shares accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by Citibank, N.A. (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the Offer or any delay in making payment pursuant to the Offer.

   The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of Purchaser by Warburg Dillon Read LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the Expiration Date.

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                       Instructions with Respect to the
                          Offer to Purchase for Cash
                 All of the Outstanding Shares of Common Stock

  (including the Associated Rights to purchase Series A Junior Participating
                               Preferred Stock)
                                      of
                              WALBRO CORPORATION

   The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated May 4, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal relating to the Offer by TI Automotive Systems, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of TI Group plc, a company organized under the laws of England and Wales, to purchase for $20 net to the seller in cash all of the outstanding shares of common stock, par value $.50 per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights"), of Walbro Corporation, a Delaware corporation. The Common Stock and the Rights together are referred to herein as the "Shares."

   This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     NUMBER OF SHARES TO BE                             SIGN HERE
           TENDERED:*                     -------------------------------------

                                          -------------------------------------
SHARES: _________________________

                                                     (Signature(s))
Daytime Area Code                         -------------------------------------
and Telephone Number: ___________

                                          -------------------------------------
Taxpayer Identification Number                  (Please Print Name(s) and
or Social Security Number: ______                      Address(es)

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Dated: ____________________, 1999
* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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